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                                                                 EXHIBIT 10(bb)




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                                 LOAN AGREEMENT

                                 BY AND BETWEEN

                    SOURCE ONE MORTGAGE SERVICES CORPORATION

                                      AND

                                 COMERICA BANK
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         THIS AGREEMENT is made as of this 10th day of August, 1995, by and between SOURCE ONE MORTGAGE SERVICES CORPORATION of Farmington Hills, Michigan (herein called "Company"), and COMERICA BANK, a Michigan banking corporation, of Detroit, Michigan (herein called "Bank");

         WITNESSETH:

         ARTICLE 1. THE INDEBTEDNESS: Revolving Credit

         1.1 Subject to the terms and conditions of this Agreement, Bank agrees to lend to Company at any time and from time to time from the effective date hereof until the earliest of (i) demand, (ii) the tenth day of the next month following the occurrence of a Refunding Event, (iii) July 10, 1996, or,
(iv) upon an Event of Default (the "Maturity Date") sums not to exceed the Commitment Amount. The borrowings hereunder shall be evidenced by a Revolving Credit Note (herein called "Note") in form similar to that annexed hereto as Exhibit "A" under which advances, repayments and readvances may be made, subject to the terms and conditions of this Agreement, provided that Bank shall only be required to make advances hereunder on the tenth (10th) day of a month or if Bank is not open for commercial banking business on that day then on the next day Bank is open for commercial banking business (each a "Business Day") or on any other date agreed to by Company and Bank (each such date being referred to herein as "Borrowing Date").

         1.2 The principal indebtedness represented by the Note shall be payable on or before the Maturity Date. Company agrees to pay interest on the unpaid principal balance of the Note from time to time outstanding at a per annum rate equal to the sum of one half of one percent (0.50%) and the Interest Rate Margin (as defined below). After the Maturity Date, interest shall accrue on the unpaid principal balance at the per annum rate of three and one-half percent (3 1/2%) above Bank's Prime Rate. Interest shall be payable monthly commencing on September 10, 1995 and on the tenth day of each month thereafter until the Maturity Date, when the entire unpaid principal balance of the Note and interest thereon shall be due and payable. Interest shall be computed on a daily basis using a year of 360 days and assessed for the actual number of days elapsed and in such computation effect shall be given to any change in the interest rate resulting from a change in the Prime Rate or Interest Rate Margin on the date of such change in the Prime Rate or Interest Rate Margin. "Prime Rate" shall mean the rate of interest established by Bank as its prime rate for its borrowers as the same may be changed from time to time, which may not necessarily be Bank's lowest rate for loans.

         For purposes of this Agreement, "Interest Rate Margin" shall mean a margin which varies based on the rating of Company's commercial paper ("CP") by Standard & Poor's Corporation or its successors ("S&P") and Moody's Investor Services, Inc. or its successors ("Moody's") and is determined as follows:
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         (a)     If (i) the CP is rated A1 by S&P and P1 by Moody's, (ii)the CP is rated A2 by S&P and Pl by Moody's, or (iii) the CP is rated A1 by S&P and P2 by Moody's, the Interest Rate Margin shall be zero.

         (b) If the CP is rated A2 by S&P and P2 by Moody's, the Interest Rate Margin shall be one tenth of one percent (0.10%).

Changes in the Interest Rate Margin shall be effective as of the date of any change in the rating of the CP by either S&P or Moody's.

         1.3 On the tenth day of each month or if such day is not a Business Day, on the next succeeding Business Day, Company shall deliver to Bank a forecast of its anticipated average daily Escrow Balances (as defined below) for the following month (the amount set forth in such forecast being referred to as the "Availability Amount"); provided however, in no event shall the Availability Amount exceed $60,000,000. "Escrow Balances" means collected funds in non-interest bearing accounts maintained by Company with Bank net of any reserve requirement imposed from time to time by the Board of Governors of the Federal Reserve Board ("FRB"), which funds represent escrow moneys arising in connection with Company's mortgage servicing business. For purposes of this Agreement, reserve requirements shall be determined on the amount of collected deposits held each day by Bank in each type of escrow deposit account maintained by Company with Bank at the applicable rate imposed by the FRB.
Bank shall not be obligated to lend to Company under the Note on any Borrowing Date an amount which exceeds the Availability Amount as set forth in the forecast delivered to Bank by Company on such date. Bank and Company will consult from time to time with a view toward allowing Company to maintain its deposit balances at Bank in types of deposit accounts bearing the lowest legally permissible reserve requirements practicable consistent with the flexibility required by the Company to make frequent withdrawals and deposits.

         In addition, Bank shall not be obligated to lend under the Note unless Company shall have first filed with Bank a Request for Draw and Certificate of Compliance (as of the date of the borrowing) in form similar to that annexed hereto as Exhibit "B", executed by an authorized officer of Company. Bank may, at its option, lend under the Note upon the telephone request of an authorized officer of Company and, in the event Bank makes any such advance upon a telephone request, the requesting officer shall immediately fax and then promptly mail to Bank, an executed Request for Draw and Certificate of Compliance in the form attached as Exhibit "B". Advances upon telephone request are for the convenience of Company and Bank shall have no liability to Company in connection with making any advance based upon the telephone





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request of a person Bank in good faith believes to be a person authorized to request advances hereunder.

         1.4 (a) If the average daily Escrow Balances for any Loan Period (as defined below) shall be less than the average daily balance of the principal outstanding under this Agreement and the Note for such period (an "Escrow Balance Shortage"), then the Availability Amount as of the next succeeding Borrowing Date shall be reduced by the amount of the Escrow Balance Shortage.

         For purposes of this Section 1.4(a), "Loan Period" shall mean that period of time beginning on the day the first advance hereunder is made and ending on the day next preceding the applicable Borrowing Date.

         (b) If the average daily Escrow Balances for any Escrow Balance Measuring Period (as defined below) shall exceed the sum of (i) the average daily balance of the principal outstanding under this Agreement and the Note for such period and (ii) the amount of the Escrow Balance Shortage determined on the first day preceding such Escrow Balance Measuring Period ("Escrow Balance Overage"), then the Availability Amount as of the next succeeding Borrowing Date shall be increased by the amount of the Escrow Balance Overage; provided however, in no event shall the Availability Amount exceed $60,000,000. "Escrow Balance Measuring Period" shall mean the period of time beginning on a Borrowing Date and ending on the first day prior to the next succeeding Borrowing Date.

         1.5 On each Settlement Date (as defined below), Company shall pay to Bank as additional interest, an amount equal to the product of the daily average Federal Funds Rate for the period beginning with the last Settlement Date (or if no Settlement Date has occurred, beginning with the date of the first advance under this Agreement and the Note) and ending on such Settlement Date (each a "Settlement Period") multiplied by an amount determined by subtracting from the average daily balance of the principal outstanding under this Agreement and the Note for the applicable Settlement Period an amount equal to average daily Escrow Balances for the applicable Settlement Period. "Settlement Date" shall mean the Maturity Date and any other date or dates selected by Bank following the date on which all outstanding indebtedness hereunder and under the Note shall become due and payable (whether by acceleration, mandatory prepayment or otherwise). "Federal Funds Rate" shall mean, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Bank from three Federal funds brokers of recognized





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standing selected by it.  Following any Settlement Date, the Availability
Amount shall no longer be affected by any Escrow Balance Shortage existing prior to such Settlement Date.

         1.6 Company acknowledges and agrees that the principal amount outstanding under this Agreement and the Note as of any date shall never exceed an amount equal to One Hundred Ten percent (110%) of aggregate Escrow Balances on such date. Company agrees upon request of Bank promptly to make all payments necessary to comply with this provision.

         1.7 Company may prepay the Note in whole or in part without penalty or premium on the tenth (10th) day of each month or if that day is not a Business Day on the next succeeding Business Day; provided, however, each such prepayment shall be in an amount not less than $250,000. In addition, in the event the aggregate Escrow Balances shall be less than $20,000,000 for ninety (90) consecutive Business Days, Company shall, not later than (1) Business day following demand therefor by Bank, prepay the indebtedness outstanding hereunder and the Note in full and effective on the date of such demand, Bank's commitments under this Agreement shall terminate.

         ARTICLE 2. CONDITIONS.

         Company agrees to furnish Bank, prior to the initial borrowing hereunder, in form to be satisfactory to Bank, with (i) an opinion of Company's counsel; (ii) certified copies of resolutions of the Board of Directors of Company evidencing approval of the borrowings hereunder, (iii) certified copies of Company's Articles of Incorporation and Bylaws, and (iv) a certificate of good standing from the State of Company's incorporation and from each jurisdiction in which it is required to be qualified to do business.

         ARTICLE 3. REPRESENTATIONS AND WARRANTIES

         Company represents and warrants and such representations and warranties shall be deemed to be continuing representations and warranties during the entire life of this Agreement:

         3.1 Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware;
Company is in good standing in each jurisdiction in which it is required to be qualified to do business; execution, delivery and performance of this Agreement and other documents and instruments required under this Agreement, and the issuance of the Note by Company are within its corporate powers, have been duly authorized, are not in contravention of law or the terms of Company's Certificate of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency or authority; and this Agreement and other documents and instruments required





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under this Agreement and Note, when issued, and delivered, will be valid and binding on Company and enforceable against Company in accordance with their terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement or creditors' rights in general.

         3.2 The execution, delivery and performance of this Agreement and any other documents and instruments required under this Agreement, and the issuance of the Note by Company are not in contravention of the unwaived terms of any indenture, agreement or undertaking to which Company is a party or by which it is bound.

         3.3 No litigation or other proceeding before any court or administrative agency is pending, or to the knowledge of the officers of Company is threatened against Company, the outcome of which could materially impair the financial condition of Company or business of Company.

         3.4 Company has fulfilled its obligations under the minimum funding standards of the Employment Retirement Income Security Act of 1974, as amended ("ERISA") and the Internal Revenue Code of 1986, as amended, (the "Code") with respect to each of its employee pension benefit plans subject to ERISA (the "Pension Plans"), and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each of its Pension Plans, and has not incurred any liability to the Pension Guaranty Corporation. As of the date of this Agreement, the Company does not have any obligation or liability with respect to any multiemployer Plan.

         3.5 The balance sheet of Company dated March 31, 1995, previously furnished Bank, is materially complete and correct and fairly presents the financial condition of Company as of the date thereof; since said date there has been no material adverse change in the financial condition of Company; to the best of the knowledge of Company's officers, Company does not have any contingent obligations (including any liability for taxes) not disclosed by or reserved against in said balance sheet, and at the present time there are not material unrealized or anticipated losses from any present commitment of Company.

         3.6 All tax returns and tax reports of Company required by law to be filed have been duly filed or extensions obtained, and all taxes, assessments and other governmental charges or levies (other than those presently payable without penalty and those currently being contested in good faith for which adequate reserves have been established) upon Company (or any of its properties) which are due and payable have been paid. The charges, accruals and reserves on the books of Company in respect of the Federal income tax for all periods are adequate in the opinion of Company.





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         3.7     Company is, in the conduct of its business, in compliance in all material respects with all federal, state or local laws, statutes, ordinances and regulations applicable to it, the enforcement of which, if Company were not in compliance, would have a material adverse effect on the business or financial condition of Company. Company has all approvals, authorizations, consents, licenses, orders and other permits of all governmental agencies and authorities, whether federal, state or local, required to permit the operation of its business as presently conducted, except such approvals, authorizations, consents, licenses, orders and other permits with respect to which the failure to have can be cured without having an adverse effect on the operation of such business.

         3.8 No representation or warranty by Company in this Agreement, or in the Revolving Credit Agreement nor any statement or certificate (including financial statements) furnished or to be furnished to Bank pursuant hereto contains or will contain any untrue statement of any material fact or omits or will omit to state any material fact necessary to make such representation, warranty, statement or certificate not misleading.

         3.9 Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended. No part of the proceeds of any loan hereunder will be used for any purpose which violates the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System as now or from time to time hereafter in effect.

         ARTICLE 4. AFFIRMATIVE COVENANTS

         Company hereby agrees that, so long as Bank is committed to make any advance under this Agreement and thereafter so long as any indebtedness remains outstanding under this Agreement, Company shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

         4.1     Financial Statements.  Furnish to Bank:

         (a) as soon as available, but in any event within 90 days after the end of each fiscal year of Company, a copy of the consolidated balance sheet of Company and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of common stockholders' equity and cash flows and the consolidated statements of income and retained earnings of Company and its consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, reported on, without a "going concern" or like qualification or exception, or qualification indicating that the scope of the audit was inadequate to permit such independent certified public accountants to certify such financial statements without such qualification, by Ernst & Young or other firm of





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independent certified public accountants of nationally recognized standing;

         (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of Company, the unaudited consolidated balance sheet of Company and its consolidated Subsidiaries as at the end of each such quarter and the related unaudited consolidated statements of common stockholders' equity and cash flows and the unaudited consolidated statements of income and retained earnings of Company and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through such date, setting forth in each case, commencing with the quarterly period ending on June 30, 1995, in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects when considered in relation to the consolidated financial statements of Company and its consolidated Subsidiaries (subject to normal year-end audit adjustments); and

        (c) all financial statements required to be delivered by Company under the Revolving Credit Agreement, all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or Responsible Officer, as the case may be, and disclosed therein).

         4.2     Certificates; Other Information.  Furnish to Bank:

         (a) concurrently with the delivery of the financial statements referred to in Section 4.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

         (b) concurrently with the delivery of the financial statements referred to in Sections 4.1(a) and 4.1(b), a certificate of a Responsible Officer (i) stating that, to the best of such Responsible Officer's knowledge, Company during such period has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement and in the Note to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, and (ii) in the case of the financial statements of Company referred to in Sections 4.1(a) and (b), showing in detail the calculations supporting such statements in Sections 5.2, 5.3 and 5.5;





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         (c)     within fifteen days after the same are filed, copies of all financial statements and reports relating to Company, FAC or FAE in general which Company, FAC or FAE may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority; and

         (d) promptly, such additional financial and other information as Bank, may from time to time reasonably request.

         4.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Company or its Subsidiaries, as the case may be.

         4.4 Conduct of Business and Maintenance of Existence. (i) Continue to engage in business of the same general type as now conducted by it, (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its businesses, including preservation and maintenance of Company's and such Subsidiary's status and eligibility under the regulations of each of the Agencies, (iii) preserve, renew and keep in full force and effect its corporate existence, and (iv) comply with all Contractual Obligations and Requirements of Law applicable to it (except, with respect solely to clauses (iii) and (iv), (a) to the extent that failure to do so would not, in the aggregate, have a Material Adverse Effect, and (b) to the extent contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of Company or such Subsidiary, as the case may be, in accordance with
GAAP).

         4.5 Maintenance of Property; Insurance. Keep all property useful and necessary in its businesses in good working order and condition; and maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business (except, in each case, to the extent that failure to do so would not, in the aggregate, have a Material Adverse Effect; provided, that Company and its Subsidiaries may (so long as Company deems it prudent in its business judgment to do so) maintain programs of self-insurance to the same extent and in the same manner as in effect on the date of this Agreement.

         4.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of Bank to





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visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired (subject to reasonable requests for confidential treatment), and to discuss the business, operations, property, condition (financial or otherwise) or prospects of Company and its Subsidiaries with officers and employees of Company and its Subsidiaries and with its independent certified public accountants.

4.7      Notices.  Promptly give notice to Bank of:

         (a) the occurrence of any Refunding Event, Default or Event of Default;

         (b) any (i) default or event of default under any Contractual Obligation of Company or any of its Subsidiaries which, if not cured, would reasonably be expected to have a Material Adverse Effect, or (ii) litigation, investigation or proceeding which may exist at any time between Company or any of its Subsidiaries and any Governmental Authority which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;

         (c) any litigation, investigation or proceeding of or before any arbitrator or Governmental Authority affecting Company or any of its Subsidiaries or any of its or their respective properties or revenues (i) with respect to this Agreement or the Notes or any of the transactions contemplated hereby, or (ii) which, if adversely determined, would have a Material Adverse Effect, other than any such litigation, investigation or proceeding in respect of which Company has determined in good faith, after advice from or consultation with its counsel, that the likelihood that such litigation, investigation or proceeding will be resolved in a manner which would have a Material Adverse Effect is remote;

         (d) the following events, as soon as practicable, and in any event within 30 days, after it knows or has reason to know of the following events:
(i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC, Company or any Commonly Controlled Entity, or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Single Employer Plan or Multiemployer Plan, and in addition to such notice, shall deliver to Bank a certificate of its chief financial officer setting forth the details thereof and the action that Company or the Commonly Controlled Entity proposes to take with respect thereto; and

         (e) any development or event that would reasonably be expected to have a Material Adverse Effect.





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Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action Company proposes to take with respect thereto.

         4.8 Maintenance of Forward Commitments. Maintain at all times in accordance with Company's practices on the date hereof, hedging contracts, forward purchase contracts or other forward commitments in an aggregate amount at least equal to the amount of mortgage loans receivable held by Company and its Subsidiaries at such time.

         ARTICLE 5. NEGATIVE COVENANTS

         Company hereby agrees that, so long as Bank is committed to make any advance under this Agreement and thereafter so long as any indebtedness remains outstanding under this Agreement shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly:

         5.1 Breach any covenant under the Revolving Credit Agreement, if such breach results in the occurrence of an Event of Default under the Revolving Credit Agreement.

         5.2 Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth at any time to be less than $180,000,000.

         5.3 Leverage. Permit the ratio of Consolidated Indebtedness to Consolidated Tangible Net Worth at the end of any month to be greater than 4 to 1.

         5.4 Margin Stock. Permit more than 25 percent of the value of the assets either of Company only or of Company and its Subsidiaries on a consolidated basis subject to any restriction under this Agreement to consist of "margin stock" (within the meaning of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System).

         5.5 Permit Debt (as defined in the Revolving Credit Agreement) to exceed an amount which is $10,000,000 less than the sum of values as set forth in section 8.5(a) through (f) of the Revolving Credit Agreement (assuming that Facility is unsecured).

         ARTICLE 6. DEFINITIONS.

         For the purposes of Article 4 of this Agreement entitled "Affirmative Covenants" and Article 5 entitled "Negative Covenants" the following terms shall have the definitions set forth in this Article 6.

         "Affiliate": as to any Person, (a) any other Person (other than a Subsidiary) which, directly or indirectly, is in control of,





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is controlled by, or is under common control with, such Person or (b) any
Person who is a director, officer, shareholder or partner (i) of such Person,
(ii) of any Subsidiary of such Person or (iii) of any Person described in the preceding clause (a). For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "Agencies": collectively, the Federal National Mortgage
Association, Federal Home Loan Mortgage Corporation and Government National Mortgage Association.

         "Code": The Internal Revenue Code of 1986, as amended from time to time.

         "Commitment Amount": The lesser of (i) $60,000,000, or (ii) an amount equal to the amount then available to be drawn by Company under the Revolving Credit Agreement.

         "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with Company within the meaning of Section 4001 of ERISA or is part of a group which includes Company and which is treated as a single employer under Section 414 of the Code.

         "Consolidated Indebtedness": at a particular date, all amounts which would, in conformity with GAAP, be included as Indebtedness on a consolidated balance sheet of Company and its Subsidiaries as at such date; provided, that Consolidated Indebtedness shall in any event exclude Non-Recourse and Defeased Debt.

         "Consolidated Intangibles": at a particular date, all assets of Company and its Subsidiaries, determined on a consolidated basis, that would, in conformity with GAAP, be classified as intangible assets, including, without limitation, unamortized debt discount and expense in respect of debt issued by Company and its Subsidiaries net of unamortized premiums in respect of debt issued by Company and its Subsidiaries, unamortized organization and reorganization expense, patents, trade or service marks, franchises, trade names and goodwill, but Consolidated Intangibles shall not include the amount capitalized as mortgage purchase servicing costs.

         "Consolidated Net Income": for a particular period, the amount set forth as consolidated net income on the consolidated statement of income of Company and its Subsidiaries calculated in accordance with GAAP.

         "Consolidated Net Worth": at a particular date, all amounts which would, in conformity with GAAP, be included under





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shareholders' equity on a consolidated balance sheet of Company and its
Subsidiaries as at such date, including up to $50,000,000 of redeemable common stock of Company owned by the management or any employee stock ownership plan of Company.

         "Consolidated Tangible Net Worth": at a particular date, the excess, if any, of (a) Consolidated Net Worth as at such date, over (b) Consolidated Intangibles as at such date.

         "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "Default": any of the events specified in Article 7 of this Agreement whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Event of Default": any of the events specified in Article 7 of this Agreement provided, that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "FAC": The Fund American Companies, Inc., a Delaware corporation.

         "FAE": Fund American Enterprises, Inc., a Delaware corporation.

         "GAAP": generally accepted accounting principles in the United States of America in effect from time to time.

         "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation, the Agencies.

         "Indebtedness": of a Person, at a particular date, the sum (without duplication) at such date of (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices) or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of such Person under Financing Leases, (c) all obligations of such Person in respect of acceptances issued or created for the account of such Person, and (d) all liabilities secured by any Lien on any property





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owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof; provided, that Indebtedness of Company and its Subsidiaries shall in any event exclude Mortgage-Related Indebtedness.

         "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

         "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Financing Lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

         "Long-Term Liabilities": that portion of Total Liabilities which are determined to be long term in accordance with GAAP.

         "Material Adverse Effect": a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of Company and its Subsidiaries taken as a whole, (b) the ability of Company to perform its obligations under this Agreement or the Note, or (c) the validity or enforceability of this Agreement or the Note or of the rights or remedies of Bank hereunder or thereunder.

         "Maturity Date": as defined in Section 1.1 of this Agreement.

         "Moody's": Moody's Investors Services, Inc.

         "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) or ERISA.

         "Note": as defined in Section 1.1 of this Agreement.

         "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

         "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

         "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an `employer' as defined in Section 3(5) of ERISA.

         "Refunding Event" shall mean that Company shall breach a covenant contained in sections 5.2, 5.3 or 5.5 of this Agreement.

         "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System.

         "Regulations": the regulations of the Board of Governors of the Federal Reserve System.

         "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

         "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty-day notice period is waived under subsection .13, .14, .16, .18, .19 or .20 of PBGC Reg. S 2615.

         "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each cased applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Responsible Officer": with respect to Company, the Chairman, the President, the Chief Financial Officer or any Executive Vice President of Company.

         "Revolving Credit Agreement" shall mean that Amended and Restated Revolving Credit Agreement dated March 24, 1995, to which Company is a party, as amended from time to time.

         "S&P": Standard & Poor's Corporation.

         "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

         "Subsidiary": as to any Person, (i) a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person and (ii) any partnership of which such Person or any Subsidiary is a general partner or any partnership more than 50% of the equity interests of which are owned, directly or indirectly, by such Person or by one or more other Subsidiaries, or by such Person and one or more other Subsidiaries. Notwithstanding the foregoing, except as applied to Section 4.1 of this Agreement, the term "Subsidiary" shall not be deemed to include any special purpose corporation, partnership or trust created for the purpose of, and the sole business and activities of which (other than activities incidental to its organization and normal operations) relate to, the issuance of Mortgage-Related Indebtedness.

         "Total Liabilities": at any date, the total liabilities of Company and its consolidated Subsidiaries as at such date, determined in accordance with GAAP.

         ARTICLE 7. EVENTS OF DEFAULT

         7.1 Upon non-payment of any installment of the principal or interest on the Note when due in accordance with the terms thereof, or upon non-payment of any other outstanding indebtedness of Company to Bank hereunder or under any other instrument or evidence of indebtedness when due in accordance with the terms thereof, the Note shall automatically become immediately due and payable and Bank shall not be obligated to make any further advances hereunder.

         7.2 Upon occurrence of any of the following events of default:

         (a) default in the observance or performance of any of the conditions, covenants or agreements of Company set forth in Articles 4 or 5 herein (except for the covenants in sections 5.2, 5.3 and 5.5);

         (b) default in observance or performance of any of the other conditions, covenants (except for the covenants in sections 5.2, 5.3 and 5.5) or agreements of Company herein set forth, and continuance thereof for thirty
(30) days after notice to Company by Bank;

         (c) any representation or warranty made or deemed made by Company herein or which is contained in any certificate, document or financial or other statement furnished at any time under this Agreement shall prove to have been incorrect, false or misleading in any respect material to Company or its ability to perform its obligations under this Agreement on or as of the date made or deemed made unless Company shall have caused the facts or circumstances in respect of which such representation or warranty was incorrect, false or misleading to be changed to conform to such representation or warranty so that such representation or warranty ceases to be incorrect, false or misleading;

         (d) default in the observance or performance of any of the conditions, covenants or agreements of Company set forth in any document related to or connected with this Agreement or the indebtedness hereunder, and continuation of such default beyond any period of grace specified in any such document;

         (e) Company shall (i) default in any payment of principal of or interest on any indebtedness (other than the Note) in an aggregate principal amount of $25,000,000 or in the payment of any matured contingent obligation in an aggregate principal amount outstanding of at least $25,000,000 beyond the period of grace, if any, and after the giving of required notice, if any, provided that the instrument or agreement under which such indebtedness or contingent obligation of at least $25,000,000 was created; or (ii) default in the observance of performance of any other agreement or condition relating to any such indebtedness or contingent obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such indebtedness or beneficiary or beneficiaries of such contingent obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such indebtedness to become due prior to its stated maturity or such contingent obligation to become payable;

         (f) one or more judgments or decrees shall be entered against Company involving in the aggregate a liability (not covered by insurance and not paid) of $25,000,000 or more and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof;

         (g) the occurrence of any "reportable event", as defined in the Employee Retirement Income Security Act of 1974 and any amendments thereto, which is determined to constitute grounds for termination by the Pension Benefit Guaranty Corporation of any employee pension benefit plan maintained by or on behalf of Company for the benefit of any of its employees or for the appointment by the appropriate United States District Court of a trustee to administer such plan and such reportable event is not corrected and such determination is not revoked within thirty (30) days after notice thereof has been given to the plan administrator or Company; or the institution of proceedings by the Pension Benefit Guaranty Corporation to terminate any such employee benefit pension plan or to appoint a trustee to administer such plan; or the appointment of a trustee by the appropriate United States District Court to administer any such employee benefit pension plan;

then, or at any time thereafter, unless such default is remedied, Bank may give notice to Company declaring all outstanding indebtedness hereunder and under the Note to be due and payable, whereupon all indebtedness then outstanding hereunder and under the Note shall immediately become due and payable without further notice and demand, and Bank shall not be obligated to make further advances hereunder.

         7.3 If a creditors' committee shall have been appointed for the business of Company; or if Company shall have made a general assignment for the benefit of creditors or shall have been adjudicated bankrupt, or shall have filed a voluntary petition in bankruptcy or for reorganization or to effect a plan or arrangement with creditors; or shall file an answer to a creditor's petition or other petition filed against it, admitting the material allegations thereof for an adjudication in bankruptcy or for reorganization; or shall have applied for or permitted the appointment of a receiver, or trustee or custodian for any of its property or assets; or such receiver, trustee or custodian shall have been appointed for any of its property or assets (otherwise than upon application or consent of Company) and such receiver, trustee or custodian so appointed shall not have been discharged within forty-five (45) days after the date of his appointment or if an order shall be entered and shall not be dismissed or stayed within forty-five (45) days from its entry, approving any petition for reorganization of Company; then the Note and all indebtedness then outstanding hereunder shall automatically become immediately due and payable and Bank shall not be obligated to make further advances under this Agreement.

         ARTICLE 8. INDEMNITY

         Company agrees to release, hold harmless and indemnify Bank from and against any and all claims of any kind which may at any time be brought by any private party, administrative agency or any other person with respect to the deposit by Company with Bank of any escrow funds, the non-interest bearing nature of any deposits, and/or the use of the deposits by Company as compensating balances. This indemnification extends not only to any judgments or settlements against Bank, but also to full recovery of Bank's associated legal expenses (whether out-of-pocket or incurred internally) and costs and expenses including without limitation all costs and expenses incurred by Bank in complying with any discovery requests or orders, administrative or other, received in connection with such deposits.

         It is expressly agreed and understood that the provisions of this
Section 8 shall and are intended to be continuing and shall survive the repayment of any indebtedness of Company to Bank under this Agreement and the Note and the termination of this Agreement.

         ARTICLE 9. MISCELLANEOUS

         9.1 This Agreement shall be binding upon and shall inure to the benefit of Company and Bank and their respective successors and assigns.

         9.2 No delay or failure of Bank in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, or the exercise of any other power, right or privilege. The rights of Bank under this Agreement are cumulative and not exclusive of any right or remedies which Bank would otherwise have.

         9.3 Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidated or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with generally accepted accounting principles consistently applied.

         9.4 All notices to Company with respect to this Agreement shall be deemed to be completed upon mailing by certified mail as follows:

         To Company:      Source One Mortgage Services Corporation
                          27555 Farmington Road
                          Farmington Hills, Michigan 48018
         Attention:       Larry Ciofu, Vice President

         To Bank:         Comerica Bank
                          One Detroit Center
                          P.O. Box 75000
                          Detroit, Michigan 48275-3268
         Attention:       Michigan Corporate Division I

         9.5 Company agrees to reimburse Bank for all reasonable out-of-pocket expenses (including reasonable fees, time charges and expenses of attorneys for Bank, which may be employees of the Bank) incurred in connection with the preparation, negotiation and execution of this Agreement and any other documentation contemplated hereby and the consummation and closing of the transactions contemplated by this Agreement and such other documentation; provided, however that the maximum amount of fees, time charges and expenses of attorneys for Bank payable by Company pursuant to this sentence be twenty-five thousand dollars ($25,000.00) plus the amount of disbursements actually incurred by such attorneys. All reasonable costs, including reasonable attorney fees, actually incurred by Bank in reviewing, revising, protecting or enforcing any of its rights against Company or defending Bank from any claims or liabilities by any party or otherwise incurred by Bank in connection with an event of default or the enforcement of this Agreement or the related documents shall also by paid by Company.

          9.6 This Agreement shall become effective upon the execution hereof by Bank and Company.

         9.7 No amendments or waiver of any provision of this Agreement nor consent to any departure by Company therefrom shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, waiver or consent with respect to any provision of this Agreement shall affect any other provision of this Agreement.

         9.8 This Agreement shall be governed by and interpreted in accordance with the laws of the State of Michigan.

         WITNESS the due execution hereof as of the day and year first above written.


COMERICA BANK                     SOURCE ONE MORTGAGE SERVICES
                                  CORPORATION



By:___________________________    By:____________________________

Its:__________________________    Its:___________________________

                                  EXHIBIT "A"

                             REVOLVING CREDIT NOTE

$60,000,000                                                    Detroit, Michigan
                                                           As of August 10, 1995

         On or before the Maturity Date, FOR VALUE RECEIVED, the undersigned, Source One Mortgage Services Corporation, a Michigan corporation (herein called "Company") promises to pay to the order of COMERICA BANK (herein called "Bank") at: One Detroit Center, Detroit, MI 48226, or such other place as Bank may designate, the indebtedness or so much of the sum of Sixty Million Dollars ($60,000,000) as may from time to time have been advanced and then be outstanding hereunder and under a certain Loan Agreement by and between Company and Bank dated as of August 10, 1995 (herein called the Loan Agreement").

         The indebtedness outstanding under this Note from time to time shall bear interest as set forth in the Loan Agreement. This Note may be prepaid as set forth in the Loan Agreement.

         This Note evidences borrowing under, is subject to, shall be prepaid in accordance with, and may be matured under the terms of the Loan Agreement, to which reference is hereby made.

         All agreements between Company and Bank pertaining to the indebtedness described herein are expressly limited so that in no event whatsoever shall the amount of interest paid or agreed to be paid to Bank exceed the highest rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of the Loan Agreement, this Note or any other instrument securing this Note or all or any part of the indebtedness secured thereby, at the time performance of such provision shall be due, shall involve exceeding the interest limitation validly prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, the obligation to be fulfilled shall be reduced to an amount computed at the highest rate of interest permissible under such applicable law, and if, for any reason whatsoever, Bank shall ever receive as interest an amount which would be deemed unlawful under such applicable law, such interest shall be automatically applied to the payment of the principal amount described herein or otherwise owed by Company to Bank, (whether or not then due and payable) and not to the payment of interest.

         Notwithstanding anything herein to the contrary, nothing shall limit any rights granted Bank by other instruments or by law.

         This Note shall be governed by and interpreted in accordance with the laws of the State of Michigan.

                                        SOURCE ONE MORTGAGE SERVICES
                                        CORPORATION



                                        By:  ___________________________

                                        Its: ___________________________

                                  EXHIBIT "B"

                              REQUEST FOR DRAW AND
                           CERTIFICATE OF COMPLIANCE


TO: COMERICA BANK (the "Bank")


         The undersigned hereby request(s) an advance in the amount of _____________________________________ DOLLARS ($_______________) against the
Revolving Credit Note dated ________________, 1995, of undersigned to the Bank in the face amount of Sixty Million Dollars ($60,000,000).

         The proceeds of this advance shall be deposited to the Account No. ____ of the undersigned with the Bank or as follows: ________________________________

         Undersigned warrants and certifies to the Bank that (i) the amount of the advance requested herein does not exceed the amount which the undersigned estimates to be its anticipated average daily escrow balances for the month following the date of such advance under that certain Loan Agreement (the "Loan Agreement") dated as of August 10, 1995, by and between undersigned and the Bank and (ii) no condition exists or event has occurred which constitutes or, with the running of time would constitute a default under the Loan Agreement.

         Dated this ___ day of _______________, 19__.

                                        SOURCE ONE MORTGAGE SERVICES
                                        CORPORATION



                                        By: ____________________________

                                        Its:____________________________

                      AMENDMENT NO. 1 TO LOAN AGREEMENT

         This Amendment No. 1 is made as of ____________, 1995 by Source One Mortgage Services Corporation, Farmington Hills, Michigan ("Company") and Comerica Bank, a Michigan banking corporation, of Detroit, Michigan ("Bank").

         Company and Bank entered into a loan agreement dated August 10, 1995 (the "Loan Agreement") in connection with a $60,000,000 revolving credit facility as described therein.

         Company has requested and Bank has agreed to amend the Loan Agreement in certain respects to (i) allow for the exchange of certain newly issued subordinated debt securities of the Company for certain existing preferred stock of the Company, and (ii) modify certain provisions of the Loan Agreement in order to treat such newly issued subordinated debt as equity in certain instances.

         Wherefore, Company and Bank agree as follows:

         1. This Amendment No. 1 shall be effective from and after the date on which Company first exchanges Subordinated Debt (as defined below) for Company's 8.42% cumulative preferred stock, Series A.

         2. The following definitions are hereby added to Article 6 of the Loan Agreement:

                 "Subordinated Debt: means the principal amount of (but not any interest on) the unsecured subordinated Indebtedness of the Company outstanding from time to time (which amount shall not exceed $100,000,000) evidenced by the Quarterly Income Capital Securities (Subordinated Interest Deferrable Debentures, Due 2025) of the Company issued (or to be issued) in exchange for certain of the Company's Series A Preferred Stock, the terms of which unsecured subordinated Indebtedness are set forth in the Subordinated Debt Indenture; but shall not include any such unsecured subordinated Indebtedness with respect to which any amounts shall have been deposited with the trustee under the Subordinated Debt Indenture or otherwise irrevocably set aside for the benefit of the holders of such Indebtedness for the purpose of defeasance of such Indebtedness."

                 "Subordinated Debt Indenture: means that certain Subordinated Indenture, dated as of December 1, 1995, as amended or supplemented from time to time, by and between the Company and IBJ Schroeder, as trustee, pursuant to which the Company has issued or will issue the Subordinated Debt."

         3. Section 5.1 of the Loan Agreement is amended to read as follows:

                 "Breach any covenant under (i) the Revolving Credit Agreement, or (ii) the Subordinated Debt Indenture, as they may be amended from time to time pursuant to their terms, if such breach results in the occurrence of an Event of Default under the Revolving Credit Agreement or the Subordinated Debt Indenture, as the case may be."

         4. Section 5.2 of the Loan Agreement is amended to read as follows:

                 "Permit Consolidated Tangible Net Worth plus Subordinated Debt at any time to be less than $180,000,000."

         5. Section 5.3 of the Loan Agreement is amended to read as follows:

                 "Permit the ratio of (i) Consolidated Indebtedness (excluding Subordinated Debt) to Consolidated Tangible Net Worth (including Subordinated Debt) at the end of any month to be greater than 4 to 1."

         6. Section 5.5 of the Loan Agreement is amended to read as follows:

                 "Permit Debt (as defined in the Revolving Credit Agreement, but excluding Subordinated Debt) to exceed an amount which is $10,000,000 less than the sum of values as set forth in section 8.5(a) through (f) of the Revolving Credit Agreement (assuming that Facility is unsecured).

         7. Except as amended hereby, the Loan Agreement shall remain in full force and effect. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart.

                                        SOURCE ONE MORTGAGE SERVICES
                                        CORPORATION

                                        By:____________________________________

                                        Its:___________________________________

                                        COMERICA BANK

                                        By:____________________________________

                                        Its:___________________________________

                       AMENDMENT NO. 2 TO LOAN AGREEMENT

         This Amendment No. 2 is made as of July 10, 1996 by Source One Mortgage Services Corporation, Farmington Hills, Michigan ("Company") and Comerica Bank, a Michigan banking corporation, of Detroit, Michigan ("Bank").

         Company and Bank entered into a loan agreement dated as of August 10, 1995 (the "Loan Agreement") in connection with a $60,000,000 revolving credit facility as described therein.

         Company has requested and Bank has agreed to amend the Loan Agreement to extend the maturity date.

         Wherefore, Company and Bank agree as follows:

         1. The date "July 10, 1996" in section 1.1 of the Loan Agreement hereby is amended to read "July 10, 1997."

         2. Except as amended hereby, the Loan Agreement shall remain in full force and effect. This Amendment No. 2 may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment No. 2 by signing any such counterpart.

                                        SOURCE ONE MORTGAGE SERVICES
                                        CORPORATION

                                        By:____________________________________

                                        Its:____________________________________

                                        COMERICA BANK

                                        By:____________________________________

                                        Its:____________________________________